Exhibit 99.1

For Release 1 p.m. PDT

November 3, 2005

NetIQ Announces First Quarter Fiscal 2006 Results

Revenue and Earnings per Share Meet Guidance

SAN JOSE, Calif. — November 3, 2005 — NetIQ Corp. (Nasdaq: NTIQ), a leading provider of integrated systems and security management solutions, today announced financial results for its first quarter of fiscal 2006 ended September 30, 2005.

GAAP Financial Results

Revenue for the first quarter of fiscal 2006 ended September 30, 2005 was $45.2 million, compared with $53.9 million in revenue from continuing operations for the same quarter of the prior year. GAAP net loss was $34.5 million or $0.76 per basic and diluted share in the first quarter of fiscal 2006, compared with a GAAP net loss from continuing operations of $4.5 million or $0.08 per basic and diluted share in the first quarter of fiscal 2005. Results from continuing operations do not include the results of the WebTrends business, which was sold in the fourth quarter of fiscal 2005.

NetIQ previously provided revenue guidance for the first quarter of fiscal 2006 of $43 million to $47 million, with a GAAP net loss of $0.36 to $0.44 per diluted share, and a non-GAAP net loss of $0.02 to $0.10 per diluted share, both excluding any impairment resulting from the contemplated sale of the San Jose corporate headquarters. Without this impairment, first quarter GAAP net loss per share would have been $0.36.

Non-GAAP Operating Results

Non-GAAP net loss for the first quarter was $1.2 million or $0.03 per diluted share, compared with non-GAAP net income from continuing operations of $1.0 million or $0.02 per diluted share for the same period in the prior fiscal year.

Non-GAAP net income or loss from continuing operations presents the company’s financial results from continuing operations adjusted to exclude the following: amortization and impairment of purchased technology and other intangible assets, employee stock-based compensation, impairment of goodwill, restructuring, impairment of or gains on sale of long-term investments and assets, other one-time non-operating gains, and related income tax effect, each as detailed under “Reconciliation of non-GAAP Information” in the attached financial statements. The exclusion of such items is not in accordance with generally accepted accounting principles, is not intended as a substitute for GAAP net income or loss or any other GAAP measure, and may not be consistent with similar measures used by other companies.

NetIQ’s management and Board of Directors believe that the non-GAAP information is an additional, meaningful measure of operating performance because it measures the principal operating results that can be directly influenced by management and provides more consistent comparability of the company’s financial results against historical results and the results reported by other software companies. Accordingly, it is used by management and the Board of Directors to measure the performance of the company against its operational objectives.

The following statements are based on current expectations as of the date of this release. These statements are forward-looking, and actual results may differ materially. NetIQ does not undertake to update this information in any way or for any reason prior to disclosing actual results.

“We achieved our revenue and earnings guidance, cut our operating costs, and were cash flow positive from operations,” said Chuck Boesenberg, Chairman & CEO. “And our pipeline is up year over year, the best endorsement of our KBSA product strategy.”

Business Outlook

The following is with respect to financial information from continuing operations.

•	NetIQ anticipates revenue for its second quarter ending December 31, 2005 to be in the range of $45 to $49 million.

•	NetIQ anticipates GAAP results of a loss of $0.28 to $0.39 per diluted share for the second quarter of fiscal 2006. Non-GAAP results are expected to be a loss of $0.05 to earnings of $0.01 per diluted share.

•	The reconciliation to non-GAAP EPS guidance is based on the exclusion of certain items valued at an estimated $12.4 million. Excluded items include employee stock based compensation, restructuring charges, amortization of purchased technology and amortization of other intangible assets.

•	NetIQ anticipates its sales and marketing, research and development and general and administrative expenses, excluding stock compensation charges, to be in the range of $42 to $43 million in the second quarter of fiscal 2006.

First Quarter Continuing Operations Business Overview

The following is with respect to financial information from continuing operations.

•	Revenue for the first quarter of 2006 declined 16% compared with the first quarter of fiscal 2005.

•	Cash flow from operations was $2.1 million.

•	International license revenue represented 33% of total license revenue for the first quarter of 2006, compared with 28% in the first quarter of 2005.

•	Indirect revenue was 54% of revenue in the first quarter of 2006, compared with 67% in the first quarter of 2005.

•	Sales pipeline grew from the same quarter one year ago.

•	Revenue for NetIQ’s core products, including NetIQ® AppManager® Suite, NetIQ Security Manager™, NetIQ Vulnerability Manager™, NetIQ® Security Administration Suite, and the company’s VoIP management products, was approximately 91% of total license revenue compared with 75% for the same quarter of the prior year.

•	Sales and Marketing, Research and Development, and General and Administrative expenses excluding stock based compensation were $41.1 million, or 90.9% of revenue, compared with $45.4 million, or 84.2% of revenue, for Q1 2005.

•	NetIQ ended Q1 2006 with total cash and cash equivalents and short-term investments of $232.1 million, compared with $296.7 million held at the end of Q4 2005.

•	NetIQ repurchased 6.4 million shares of its common stock under the $200 million repurchase program announced in May, 2005, for a total purchase price of $73.7 million during the quarter. As of November 2, 2005, NetIQ has repurchased a total of 15.2 million shares, at a cost of $173.0 million.

•	NetIQ spent approximately $880,000 on capital acquisitions during the quarter.

•	There was one deal over $1 million completed during the quarter.

•	4 of the top 10 deals were sales to new customers.

•	5 of the top 10 deals were multi-product sales.

•	6 of the top 10 deals included sales of AppManager® licenses.

•	8 of the top 10 deals were compliance driven.

•	Headcount was 916 at the end of Q1 2006, compared to 1,006 at the end of Q4 2005.

Recent Strategic Alliances & Product Awards

•	NetIQ announced that it has joined the SecureIT Alliance, as a founding member. The SecureIT alliance is a community of security infrastructure industry leaders working together to enhance the security of the Microsoft platform.

•	NetIQ Security Manager™ and NetIQ® AppManager® Suite won W2KNews Target Awards in the Intrusion Detection and System/Application Monitoring categories, respectively.

•	NetIQ® AppManager® Suite was awarded Redmond magazine’s Most Valuable Product award.

NetIQ Analyst/Investor Conference Call

NetIQ will conduct a conference call at 1:30 p.m. Pacific time today to discuss the results of the quarter in greater detail. The dial-in number for the call is (888) 285-1136 (Domestic) and (706) 643- 7520 (International) the conference ID is 1131894. A replay of the call will be available at (800) 642-1687 (Domestic) and (706) 645-9291 (International) the conference ID is 1131894. A live audio webcast of the presentation and a replay will be available on the NetIQ corporate website, www.netiq.com/about_netiq/investor_relations/InvestorConferenceCall.asp. The replay of the webcast will be available starting within 24 hours of the actual presentation.

About NetIQ

NetIQ is a leading provider of integrated systems and security management solutions that empower IT organizations with the knowledge and ability necessary to assure IT service. NetIQ’s Knowledge-Based Service Assurance products and solutions include embedded knowledge and tools to implement industry best practices and to better ensure operational integrity, manage service levels and risk, and ensure policy compliance. NetIQ’s modular, best-of-breed solutions for Performance & Availability Management, Security Management, Configuration & Vulnerability Management, and Operational Change Control integrate through an open, service-oriented architecture allowing for common reporting, analytics and dashboards. For more information about NetIQ, visit www.netiq.com or call (888) 323-6768.

Safe Harbor Statement

Statements in this press release regarding future operating results and statements other than statements of historical fact are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company’s future results may differ from the results predicted and from other forward-looking statements made by the company. As well, the company’s first quarter results should not be considered as an indication of its future performance, due to variety of risks and uncertainties, including (1) the demand for the company’s software and services; (2) risks inherent in technology businesses generally, including the timing and successful development of new products, customer acceptance of new product offerings and product strategies, pricing of new products and competition in the company’s various product lines, the company’s ability to retain and hire technical personnel and other employees, and the company’s relationships with customers, suppliers and strategic partners; and (3) the amount of the charges and the impact of the restructuring activities undertaken by the company in Fiscal Year 2006. For a more comprehensive discussion of risks and uncertainties relating to the company’s business, please read the discussions of these risks in documents the company files from time to time with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2005. All of the information in this press release is as of November 3, 2005, and the company undertakes no responsibility to update this information.

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Contacts:

Greg Klaben, Investor Relations 1-408-856-1894, greg.klaben@netiq.com

Susan Torrey, Corporate Communications 1-408-856-3028, susan.torrey@netiq.com

NetIQ, AppManager, NetIQ Security Manager, and NetIQ Vulnerability Manager are trademarks or registered trademarks of NetIQ Corporation in the United States and certain other countries. All other products mentioned are trademarks or registered trademarks of their respective owners.

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2005	2004
Software license revenue	$18,511	$29,322
Service revenue	26,654	24,562

Total revenue	45,165	53,884

Cost of software license revenue	1,196	1,349
Cost of service revenue	6,948	6,504
Amortization of purchased technology	2,979	2,953

Total cost of revenue	11,123	10,806

Gross profit	34,042	43,078

Operating expenses:
Sales and marketing	24,704	25,804
Research and development	13,597	13,288
General and administration	10,749	6,277
Amortization of other intangible assets	2,122	2,122
Restructuring	19,878	19
Other	—	173

Total operating expenses	71,050	47,683

Loss from operations	(37,008)	(4,605)

Other income (expenses):
Interest income, net	1,739	1,193
Other one-time gains, net	1,186	—
Other loss, net	(70)	(253)

Other income (expense), net	2,855	940

Loss before income taxes	(34,153)	(3,665)

Income taxes	375	807

Loss from continuing operations	(34,528)	(4,472)

Income from discontinued operations	—	593

Net loss	$(34,528)	$(3,879)

Basic and diluted loss per share:
Continuing operation	$(0.76)	$(0.08)
Discontinued operations	—	0.01

Net loss per share	$(0.76)	$(0.07)

Shares used to compute basic and diluted earnings per share	45,176	55,143

NetIQ Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,
	2005	2004
RECONCILIATION OF NON-GAAP INFORMATION:

Net loss from continuing operations	$(34,528)	$(4,472)

Adjustments:
Amortization of purchased technology	2,979	2,953
Employee stock-based compensation:
Cost of service revenue	366	—
Sales and marketing	1,737	—
Research and development	1,910	—
General and administration	4,353	—
Other	—	173
Amortization of other intangible assets	2,122	2,122
Restructuring	19,878	19
Other one-time gains	(1,186)	—

Total adjustments	32,159	5,267

Income tax effect	1,212	211

Non-GAAP net income (loss)	$(1,157)	$1,006

Non-GAAP earnings (loss) per share	$(0.03)	$0.02

Shares used to compute non-GAAP earnings (loss) per share	45,176	55,621

NetIQ Corporation

Condensed Consolidated Balance Sheets

(In thousands)

	September 30, 2005	June 30, 2005
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$87,653	$101,432
Short-term investments	144,466	195,311
Accounts receivable, net	23,712	25,989
Prepaid expenses and other	6,188	6,694

Total current assets	262,019	329,426

Property and equipment, net	20,827	40,594
Other intangible assets, net	10,658	15,758
Long-term investments	3,714	3,714
Other assets	1,368	929
Goodwill	96,034	96,034

Total assets	$394,620	$486,455

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$10,767	$9,939
Accrued compensation and related benefits	10,264	10,034
Other liabilities	14,454	12,523
Restructuring liability	896	—
Deferred revenue, current portion	46,913	50,703

Total current liabilities	83,294	83,199

Deferred revenue, net of current portion	2,546	2,621

Total liabilities	85,840	85,820

Stockholders’ equity:
Common stock	2,760,817	2,835,822
Deferred employee stock-based compensation	—	(17,594)
Accumulated deficit	(2,450,606)	(2,416,078)
Accumulated other comprehensive loss	(1,431)	(1,515)

Total stockholders’ equity	308,780	400,635

Total liabilities and stockholders’ equity	$394,620	$486,455

NetIQ Corporation

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended September 30,
	2005	2004
Cash flows from operating activities:
Net loss from continuing operations	$(34,528)	$(4,472)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain from discontinued operations	—	593
Depreciation and amortization	7,158	8,389
Stock-based compensation	8,396	—
Amortization of employee stock-based compensation	—	175
Loss on sale of short-term investments and property and equipment	97	9
Impairment of long-lived asset	18,474	—
Changes in:
Accounts receivable	2,278	3,955
Prepaid expenses and other	145	(818)
Accounts payable	846	465
Accrued compensation and related benefits	250	(1,032)
Other liabilities	1,943	(344)
Restructuring liability	896	(584)
Deferred revenue	(3,844)	(2,412)

Net cash provided by operating activities	2,111	3,924

Cash flows from investing activities:
Purchases of property and equipment, net	(880)	(2,160)
Proceeds from sales of property and equipment	1	—
Cash used in acquisitions	—	(231)
Purchases of short-term investments	(3,947)	(17,506)
Proceeds from maturities of short-term investments	54,882	20,880
Proceeds from sales of short-term investments	—	4,912
Other	(107)	(2)

Net cash provided by investing activities	49,949	5,893

Cash flows from financing activities:
Proceeds from sale of common stock	8,259	24
Repurchase of common stock	(74,184)	(4,076)

Net cash used in financing activities	(65,925)	(4,052)

Effect of exchange rate changes on cash	86	267

Net increase (decrease) in cash and cash equivalents	(13,779)	6,032
Cash and cash equivalents, beginning of period	101,432	57,841

Cash and cash equivalents, end of period	$87,653	$63,873

Supplemental disclosure of cash flow information:
Cash paid for interest	$86	$—
Cash paid for income taxes	$61	$3